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Exhibit 5.1

June 27, 2003

Wave Systems Corp.
480 Pleasant Street
Lee, MA 01238

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 12,593,880 shares of Class A common stock, $0.01 par value per share, of the Company (the "Shares"), to be offered by certain stockholders of the Company (the "Selling Stockholders"), pursuant to a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission on June 27, 2003.

        We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document. We have further assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

        Based upon and subject to the foregoing, we are of the opinion that the 12,539,880 Shares issuable upon conversion and exercise of the Series H Convertible Preferred Stock and the related Warrants and upon payment of dividends accruing on such Series H Convertible Preferred Stock have been duly authorized by all requisite corporate action on the part of the Company, all such Shares have been duly reserved for issuance and all such Shares, when issued upon conversion, exercise or payment of dividends, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      BINGHAM MCCUTCHEN LLP

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  Exhibit 5.1